UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2023

TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 19, 2023, Tecogen Inc. (the “Company”) agreed to extend the term of the Advisory Agreement between the Company and Mr. John N. Hatsopoulos dated January 3, 2018, as amended on July 22, 2019 (the “Advisory Agreement”), through March 28, 2026. The terms of the amendment were reviewed and approved by Unanimous Written Consent of the Company’s Board of Directors as of July 19, 2023. A copy of the letter agreement amending the Advisory Agreement is attached hereto as Exhibit 9.01.

In addition to extending the term of the Advisory Agreement, the July 19, 2023 letter agreement confirms that in lieu of including Mr. Hatsopoulos and his wife, Patricia Hatsopoulos, in the Company’s health benefit plans, for the duration of the Advisory Agreement the Company will reimburse Mr. Hatsopoulos for premiums he pays for Medicare and supplemental policies up to the amount that the Company would have paid as the employer’s share of annual premiums for health benefits for Mr. and Mrs. Hatsopoulos under Tecogen’s health benefit plans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 8.01 shall be deemed filed with this Current Report on Form 8-K:

Exhibit	Description
10.01	Letter agreement dated July 19, 2023 amending the Advisory Agreement between Tecogen Inc. and John N. Hatsopoulos

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
July 24, 2023	Abinand Rangesh, Chief Executive Officer